UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2011

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2011, SBA Senior Finance II LLC (“SBA Senior Finance II”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”), entered into an Amended and Restated Credit Agreement, among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, Toronto Dominion (Texas) LLC, as administrative agent, JPMorgan Chase Bank, N.A., as term loan syndication agent, Barclays Capital, as co-term loan syndication agent, RBS Securities Inc., as revolving facility syndication agent, Wells Fargo Bank, National Association, as co-revolving facility syndication agent, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as co-term loan documentation agents, Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-revolving facility documentation agents, and the other agents thereto (the “Credit Agreement”), to extend the maturity of its existing $500 million senior secured revolving credit facility (the “Revolving Credit Facility”) and to obtain a new $500 million senior secured term loan (the “Term Loan”).

The Revolving Credit Facility consists of a revolving loan under which up to $500 million aggregate principal amount may be borrowed, repaid and redrawn, subject to compliance with specific financial ratios and the satisfaction of other customary conditions to borrowing. Amounts borrowed under the Revolving Credit Facility accrue interest at the Eurodollar Rate plus a margin that ranges from 187.5 basis points to 237.5 basis points or at a Base Rate (as defined in the Credit Agreement) plus a margin that ranges from 87.5 basis points to 137.5 basis points, in each case based on the ratio of Consolidated Total Debt to Annualized Borrower EBITDA (calculated in accordance with the Credit Agreement). If not earlier terminated by SBA Senior Finance II, the Revolving Credit Facility will terminate on, and SBA Senior Finance II will repay all amounts outstanding on or before, June 30, 2016. The proceeds available under the Revolving Credit Facility may be used for general corporate purposes. A 0.375% to 0.5% per annum fee is charged on the amount of unused commitment based on the ratio of Consolidated Total Debt to Annualized Borrower EBITDA (calculated in accordance with the Credit Agreement). As of June 30, 2011, the availability under the Revolving Credit Facility was $500 million. SBA Senior Finance II may, from time to time, borrow from and repay the Revolving Credit Facility. Consequently, the amount outstanding under the Revolving Credit Facility at the end of a period may not be reflective of the total amounts outstanding during a period.

The Term Loan consists of a senior secured term loan in an aggregate principal amount of $500 million and will mature on June 30, 2018. It will bear interest, at SBA Senior Finance II’s election, at either the Base Rate plus 1.75% per annum (with a Base Rate floor of 2%) or Eurodollar Rate plus 2.75% per annum (with a Eurodollar Rate floor of 1%). The proceeds from the Term Loan are expected to be used to pay down existing balances on the Revolving Credit Facility and for general corporate purposes. Principal on the Term Loan will be repaid on the last day of each March, June, September and December, commencing on September 30, 2011, in an amount equal to 0.25% of the aggregate principal amount of the Term Loan on June 30, 2011. To the extent not previously paid, the Term Loan will be due and payable on the maturity date. SBA Senior Finance II has the ability to prepay any or all amounts under the Term Loan. However, to the extent the Term Loan is prepaid prior to June 30, 2012 from funds from the financings of certain other syndicated loans, a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment will apply. The Term Loan was issued at 99.75% of par value.

The Credit Agreement permits SBA Senior Finance II to request that one or more lenders (1) increase their proportionate share of the Revolving Credit Facility commitment, up to an additional $200.0 million in the aggregate, and (2) provide SBA Senior Finance II with additional term loans in an aggregate principal amount of up to $500.0 million, in each case without requesting the consent of the other lenders. SBA Senior Finance II’s ability to request such increases in the Revolving Credit Facility or additional term loans is subject to its compliance with the conditions set forth in the Credit Agreement including, with respect to any additional term loan, compliance, on a pro forma basis, with the financial covenants and ratios set forth therein. Upon SBA Senior Finance II’s request, each lender may decide, in its sole discretion, whether to increase all or a portion of its Revolving Credit Facility commitment or whether to provide SBA Senior Finance II with additional term loans and, if so, upon what terms.

The Credit Agreement requires SBA Senior Finance II and SBAC to maintain specific financial ratios, including, at the SBA Senior Finance II level, (1) a ratio of Consolidated Total Debt to Annualized Borrower EBITDA not to exceed 6.0 times for any fiscal quarter, (2) a ratio of Consolidated Total Debt and Net Hedge Exposure (as defined in the Credit Agreement) to Annualized Borrower EBITDA for the most recently ended fiscal quarter not to exceed 6.0 times for 30 consecutive days and (3) a ratio of Annualized Borrower EBITDA to Annualized Cash Interest Expense (as defined in the Credit Agreement) of not less than 2.0 times for any fiscal quarter. In addition, SBAC’s ratio of Consolidated Total Net Debt to Consolidated Adjusted EBITDA (as defined in the Credit Agreement) for any fiscal quarter on an annualized basis cannot exceed 9.5 times. The Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit the ability of SBA Senior Finance II and its subsidiaries to incur indebtedness, grant certain liens, make certain investments, enter into sale leaseback transactions, merge or consolidate, make certain restricted payments and engage in certain asset dispositions, including a sale of all or substantially all of their property.

Upon the occurrence of certain bankruptcy and insolvency events with respect to SBAC or certain of its subsidiaries, the Revolving Credit Facility commitments and the Term Loan of the lenders automatically terminate and all amounts due under the Credit Agreement and other loan documents become immediately due and payable. If certain other events of default occur and are continuing, including failure to pay the principal and interest when due, a breach of a negative covenant or failure to perform any other requirement in the Credit Agreement, the Guarantee and Collateral Agreement (as described below) and certain other debt instruments of SBAC or subsidiaries of SBAC, including SBAC’s outstanding convertible notes, senior notes and 2010 Tower Securities, then, with the consent of or upon the request of the lenders holding a majority of the aggregate amount of all Revolving Credit Facility commitments and Term Loans, the Revolving Credit Facility commitments and Term Loan of the lenders will terminate and all amounts due under the Credit Agreement and other loan documents become immediately due and payable.

In connection with the Credit Agreement, SBAC entered into an Amended and Restated Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of June 30, 2011, among SBAC, SBA Telecommunications, Inc., SBA Senior Finance, Inc., SBA Senior Finance II and certain of SBA Senior Finance II’s subsidiaries, as identified in the Guarantee and Collateral Agreement (the “Subsidiary Guarantors”), in favor of Toronto Dominion (Texas) LLC, as administrative agent. Pursuant to the Guarantee and Collateral

Agreement, SBAC, SBA Telecommunications, Inc., SBA Senior Finance, Inc. and the Subsidiary Guarantors guaranteed amounts borrowed under the Revolving Credit Facility and the Term Loan. Additionally, amounts borrowed under the Revolving Credit Facility, the Term Loan and certain hedging transactions that may be entered into by SBA Senior Finance II or the Subsidiary Guarantors with lenders or their affiliates are secured by a first lien on the capital stock of SBA Telecommunications, Inc., SBA Senior Finance, Inc. and SBA Senior Finance II and on substantially all of the assets (other than leasehold, easement and fee interests in real property) of SBA Senior Finance II and the Subsidiary Guarantors.

SBAC and certain of its affiliates have previously entered into commercial financial arrangements with Citibank, N.A., Barclays Capital, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., RBS Securities, Inc., Toronto Dominion (Texas) LLC, TD Securities (USA) LLC, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, subsidiaries of Wells Fargo & Company and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to SBAC and its affiliates. SBAC has also entered into convertible note hedge transactions and warrant transactions with Citibank, N.A., Deutsche Bank AG, London Branch and subsidiaries of Wells Fargo & Company relating to the 1.875% Convertible Senior Notes due 2013 and the 4.0% Convertible Senior Notes due 2014, and with Barclays Bank PLC and JPMorgan Chase Bank, National Association relating to the 4.0% Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.86A	Amended and Restated Credit Agreement, dated as of June 30, 2011, among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, Toronto Dominion (Texas) LLC, as administrative agent, JPMorgan Chase Bank, N.A., as term loan syndication agent, Barclays Capital, as co-term loan syndication agent, RBS Securities Inc., as revolving facility syndication agent, Wells Fargo Bank, National Association, as co-revolving facility syndication agent, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as co-term loan documentation agents, Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-revolving facility documentation agents, and the other agents thereto

10.87A	Amended and Restated Guarantee and Collateral Agreement, dated as of June 30, 2011, among SBAC, SBA Telecommunications, Inc., SBA Senior Finance, Inc., SBA Senior Finance II and certain of SBA Senior Finance II’s subsidiaries, as identified in the Guarantee and Collateral Agreement, in favor of Toronto Dominion (Texas) LLC, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: July 7, 2011